CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated March 19, 2001, in the Registration Statement Amendment No. 2 on Form SB-2 and related Prospectus of Netco Investments Inc. for the registration of shares of its common stock.


Vancouver,  Canada
April 9,  2001

Manning Elliott (formerly Elliott Tulk Pryce Anderson)
CHARTERED  ACCOUNTANTS

Manning Elliott

           /s/
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Manning Elliott



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